Exhibit 10.1

August     , 2017

Private & Confidential

[Name]

[Address]

[Address]

Re:         Transaction Bonus Award Agreement

Dear [            ]:

On behalf of The Advisory Board Company (the “Company”), I am pleased to inform you that, pursuant to the terms of this letter agreement (the “Award Agreement”), you are eligible to receive a transaction bonus in the form of a cash payment pursuant to the terms set forth herein (the “Transaction Bonus”). This Transaction Bonus is intended to recognize your ongoing contributions toward, and ensure your continued best efforts to ensure optimal corporate performance through, the consummation of the transactions contemplated by the Stock and Asset Purchase Agreement, dated [●] [●], 2017, by and between the Company, Avatar Holdco, LLC and Avatar Purchaser, Inc. (collectively, “Education Buyer”), pursuant to which the Company will sell its education business to Education Buyer (the “Education Transaction”) and the Agreement and Plan of Merger, dated [●] [●], 2017, by and between the Company, OptumInsight, Inc., a Delaware corporation (“OptumInsight”), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OptumInsight, pursuant to which OptumInsight will acquire the Company’s health care business (the “Merger”).

Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, it is hereby agreed as follows:

1. Transaction Bonus. You will be eligible to receive a Transaction Bonus equal to [$            ] on the closing date of the Merger (the “Vesting Date”), subject to your continued employment with the Company or Education Buyer, as applicable, through the Vesting Date. To the extent earned, the Transaction Bonus will be payable, less applicable withholding taxes, as soon as practicable following the Vesting Date and, in any event, no later than five (5) business days thereafter.

2. Circumstances under which the Transaction Bonus Will Not be Paid. If your employment with the Company or Education Buyer, as applicable, terminates for any reason prior to the Vesting Date, you will not receive the Transaction Bonus; provided, that if you become employed by Education Buyer or an affiliate thereof in connection with the Education Transaction, you will not be considered to have terminated employment with the Company for the purposes of the Transaction Bonus. In addition, this Award Agreement will terminate and be of no further force and effect, and no Transaction Bonus will be payable hereunder, if the (i) Board of Directors of the Company determines that the Merger will not be consummated or (ii) Vesting Date does not occur prior to December 31, 2018.

3. Acknowledgements. By executing this Award Agreement, you hereby agree to maintain the confidentiality of this Award Agreement and to refrain from disclosing or making reference to its terms, except (i) as required by law, (ii) with your accountant or attorney for the sole purposes of obtaining, respectively, financial or legal advice, or (iii) with your immediate family members (the parties in clauses (ii) and (iii), “Permissible Parties”); provided, the Permissible Parties agree to keep the terms and existence of this Award Agreement confidential.

4. Section 280G. Notwithstanding anything in this Award Agreement to the contrary, in the event that any payment or benefit received or to be received by you, whether pursuant to the terms of this Award Agreement or any other plan, arrangement or agreement (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject, in whole or in part, to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be reduced, but only to the extent that you would retain a greater amount on an after-tax basis than you would retain absent such reduction, such that the value of the Total Payments that you are entitled to receive will be $1 less than the maximum amount which you may receive without becoming subject to the Excise Tax.

5. No Right of Employment. Neither this Award Agreement, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving you, or any person whomsoever, the right to be retained in the service of the Company or its subsidiaries. Except to the extent provided under an employment agreement with the Company, your employment with the Company is “at-will,” meaning that either you or the Company may terminate your employment at any time and for any reason.

6. Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

We are pleased to be able to provide you with this incentive and look forward to your active participation during this important time for the Company. If you accept the terms and conditions of this Award Agreement, please sign one of the two enclosed copies and return it to the undersigned.

Yours sincerely,

[Name]
[Title]

ACKNOWLEDGED AND AGREED:

Signature:	Date: